Exhibit 10.8

Amendment to Employment Agreement

This Amendment to Employment Agreement (this “Amendment”) is made and entered into effective as of June 24, 2014 (the “Effective Date”) by and between First Choice ER, LLC, a Texas limited liability company (the “Company”), and Graham Cherrington (“Executive”).

W I T N E S S E T H

WHEREAS, the Company and Executive entered into a certain employment agreement dated May 29, 2012 (the “Original Agreement”);

WHEREAS, Executive has been serving as the Chief Operating Officer of the Company and any of its subsidiaries; and

WHEREAS, the Company and Executive desire to amend the Original Agreement as provided below to address and alter the terms and conditions of Executive’s employment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and Executive hereby agree and amend the Original Agreement as follows

1.             Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings given such terms in the Original Agreement.

2.             Amendments. The following provisions shall apply, and the Original Agreement shall be deemed amended as of the Effective Date as follows:

(a)           The first sentence of Section 2.1 of the Original Agreement (Base Salary) shall be stricken and replaced by the following:

2.1          Base Salary. The Company shall pay Executive an annual base salary of $340,000.00 (“Base Salary”), less applicable withholdings, payable in accordance with the general payroll practices of the Company.

(b)           The first sentence of Section 3.2(a) of the Original Agreement shall be stricken and replaced by the following:

(a)           If the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, Executive shall be eligible to receive a severance payment (the “Severance Payment” ) equal to twelve (12) months of Base Salary, payable in equal installments in accordance with the Company’s normal payroll practice, plus the continued medical and dental benefits described below during the period in which installments of the Severance Payment are made (the “Severance Period”).

(c)           Section 4.1(f) of the Original Agreement shall be stricken in its entirety and replaced by the following:

(f)            the term “Non-Compete Restricted Period” shall mean the period commencing on the date hereof and terminating twelve (12) months following the termination of Executive’s employment for any reason.

(d)           Section 6.10(c) of the Original Agreement shall be modified by adding the following new sentence immediately following the end of the first sentence of Section 6.10(c):

To the extent any of the payments or benefits (including the Severance Payment) described in Sections 3.2(a) and 3.2(b) constitute “nonqualified deferred compensation” for purposes of Section 409A, any payment of any such amount or provision of any such benefit otherwise scheduled to occur prior to the 60th day following the date of Executive’s termination of employment hereunder, but for the condition of executing the separation or similar agreement containing a general release and waiver of claims, shall not be made until the first date following the 60th day, after which any remaining payments and benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

3.             Amendment Governs in the Case of Conflict. In the event that any terms or provisions of the Original Agreement conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control.

4.             No Further Modification. Except as amended hereby, the Original Agreement remains unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the Effective Date.

COMPANY
FIRST CHOICE ER, LLC

By: Adeptus Health LLC, its Manager

By:	/s/ Tim Fielding

Name:

Title:

EXECUTIVE

/s/ Graham Cherrington
Graham Cherrington